UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

RESOURCE REIT, INC.

(Exact name of registrant specified in its charter)

Maryland	000-55430	80-0854717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

1845 Walnut Street, 17th Floor

Philadelphia, Pennsylvania 19103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 231-7050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01. The Credit Facility (as defined below) is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 20, 2021, RRE Opportunity OP II, LP (the “Borrower”), the wholly owned operating partnership subsidiary of Resource REIT, Inc. (the “Company”), along with the Company, Revolution I Merger Sub, LLC, RRE Opportunity Holdings LLC, RRE Opportunity Holdings II, LLC, and certain subsidiaries of Borrower as guarantors, entered into a Credit Agreement (the “Credit Facility”) with a group of lenders for which BofA Securities, Inc. acted as sole book runner and sole lead arranger and Bank of America, N.A. acted as administrative agent and L/C issuer (the “Credit Agreement”).

The Credit Facility is a secured revolving credit facility in the initial amount of $100 million, including $15 million available in letters of credit, subject to the ability for the Company to increase the lenders’ aggregate commitment during the term of the agreement to a maximum of $500 million, subject to certain limitations. The availability of borrowings under the Credit Facility will be based on the value of a pool of eligible income-producing multifamily properties owned, directly or indirectly and from time to time, by the Borrower or a wholly-owned subsidiary of Borrower. The Credit Facility is a three-year interest-only facility with all outstanding principal due at maturity, subject to a one-year extension option. The Credit Facility may be prepaid or terminated at any time without penalty. The proceeds of the Credit Facility may be used for general corporate purposes, including refinancing existing indebtedness and working capital.

The credit facility is guaranteed by the Company and certain subsidiaries of the Company, and secured by a pledge of the equity interests of certain of Borrower’s subsidiaries.

Borrowings under the Credit Facility will bear interest, at the Borrower’s option, at either the Eurodollar Rate (defined as a rate equal to LIBOR or a comparable or successor rate) for a designated interest period plus an applicable margin, or the base rate (as defined as the highest of the Bank of America prime rate, the federal funds rate plus 0.50% or the Eurodollar Rate plus 1.0%) plus an applicable margin. The anticipated applicable margin for borrowings under the Credit Facility for base rate loans will range from 0.60% to 1.20% per annum and the applicable margin for Eurodollar Rate loans will range from 1.60% to 2.20% per annum, depending on the ratio of consolidated total indebtedness to total asset value (as such terms are defined in the Credit Agreement), with the lowest rate applying if such ratio is less than 45%, and the highest rate applying if such ratio is equal to or greater than 60%. The Borrower is also required to pay a fee to the lenders that is assessed on the unused portion of the facility. A default rate will apply on all obligations in the event of default under the Credit Facility at 2.0% above the otherwise applicable rate.

The Credit Facility contains customary terms, covenants, negative covenants, events of default, limitations and other conditions for credit facilities of this type. Subject to certain exceptions, the Company and the Borrower are subject to restrictions on incurring additional indebtedness, investments, mergers and fundamental changes, sales or other dispositions of property, changes in the nature of the Borrower’s business, transactions with affiliates and burdensome agreements.

The Company is also subject to certain financial covenants, including (i) the ratio of the Company’s consolidated indebtedness to total asset value not to exceed 65% as of the last day of each of the first six fiscal quarters ending after May 20, 2021 and 60% as of the last day of each fiscal quarter thereafter; (ii) consolidated secured recourse indebtedness other than the Credit Facility not to exceed 5% of total asset value; (iii) consolidated fixed charge coverage ratio not less than 1.35x to 1.00x as of the last day of each of the first four fiscal quarters ending after May 20, 2021 and 1.50x to 1.00x as of the last day of each fiscal quarter thereafter; and (iv) tangible net worth not less $678.8 million, plus 75% of the net proceeds of any future equity issuances by the Company or any of its consolidated subsidiaries.

The Credit Facility includes customary events of default, and the occurrence of an event of default will permit the lenders to terminate commitments to lend under the Credit Facility and accelerate payment of all amounts outstanding thereunder. If a default occurs and is continuing, the Company will be precluded from making distributions on the Company’s shares of common stock (other than those required to allow the Company to qualify and maintain the Company’s status as a real estate investment trust, so long as such default does not arise from a payment default or event of insolvency).

The description of the Credit Facility contained herein is qualified in its entirety by reference to the terms of the Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of May 20, 2021, among RRE Opportunity OP II, LP, as the Borrower, Resource REIT, Inc., Revolution I Merger Sub, LLC, RRE Opportunity Holdings LLC, RRE Opportunity Holdings II, LLC and certain subsidiaries of the Borrower from time to time party thereto, as guarantors, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., as L/C Issuer and the other lenders party thereto*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE REIT, INC.

Dated: May 21, 2021	By:	/s/ Alan F. Feldman
	Name:	Alan F. Feldman
	Title:	Chief Executive Officer and President